Exhibit 10.4

(Trustee)

RLJ LODGING TRUST

2011 EQUITY INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT

RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), hereby grants its common shares of beneficial interests, par value $0.01 (“Restricted Shares”) to the Grantee named below, subject to the vesting and other conditions set forth below.  Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2011 Equity Incentive Plan (as amended from time to time, the “Plan”).

Name of Grantee:

Grantee’s Social Security Number:              -        -

Number of Restricted Shares:

Grant Date:

Vesting Schedule:

[                      ]

Purchase Price per Share:  $          .

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Title:

Attachment

This is not a share certificate or a negotiable instrument.

RLJ LODGING TRUST

2011 EQUITY INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT

Restricted Shares

This Agreement evidences an award of Shares in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Shares”). The purchase price is deemed paid by your [prior] Service.

Transfer of Unvested Restricted Shares

Unvested Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Shares will immediately become forfeited.

Issuance and Vesting

The Company will issue your Restricted Shares in the name set forth on the cover sheet.

Your rights under this Restricted Shares grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service on the vesting dates set forth on the cover sheet.

[Notwithstanding your vesting schedule, the Restricted Shares will become 100% vested upon your termination of Service due to your death or Disability.]

[Change in Control

Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, the Restricted Shares will become 100% vested if the Restricted Shares are not assumed, or equivalent restricted securities are not substituted for the Restricted Shares, by the Company or its successor.]

Evidence of Issuance

The issuance of the Shares under the grant of Restricted Shares evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Shares

Unless the termination of your Service triggers accelerated vesting of your Restricted Shares or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate and you, you will automatically forfeit to the Company all of the unvested Restricted Shares in the event you are no longer providing Service.

Forfeiture of Rights

If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of any the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Restricted Shares awarded under this Agreement and the Restricted Shares shall immediately expire.

In addition, if you have vested in Restricted Shares during the [three] year period prior to your actions, you will owe the Company a cash payment (or forfeiture of Shares) in an amount determined as follows: (1) for any Shares that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any Shares that you still own, the amount will be the number of Shares owned times the Fair Market Value of the Shares on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the Restricted Shares or any other Shares or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Withholding Taxes

You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Shares. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Shares arising from this grant, the Company or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement).

Retention Rights

This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in a written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service at any time and for any reason.

Dividends

You will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Shares, an amount equal to the per Share cash dividend multiplied by the number of Restricted Shares subject to this Agreement that you hold as of the record date for such dividend, regardless of whether your Restricted Shares have vested at the time of payment of the cash dividend.

Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Clawback

This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.

Corporate Activity	Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A

It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Code Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.